                          Duane Reade Inc.                        Exhibit 12.1
   Computation of Ratio of Earnings to Fixed Charges
          (Amounts in thousands of dollars)

                                                   Predecessor                            Company
                                                  ------------ -------------------------------------------------------------
                                                     Period        Period
                                                    January 1    September 26
                                                       to            to                         Fiscal Year
                                                  September 25,  December 31,  ---------------------------------------------
                                                      1992           1992         1993       1994        1995         1996
                                                  ------------  -----------    --------   --------     --------     --------
Pre-tax income (loss) before extraordinary items      $16,340     $(7,293)     $(24,418)  $(16,438)    $(18,058)    $(17,854)
                                                  ------------  -----------    --------   --------     --------     --------
Fixed charges:

   Capitalized interest                                                                        192         847
   Interest expense and amortization of deferred
       financing costs on all indebtedness              3,298       6,989        26,199     27,480       30,224       32,396
   Rentals: operating leases - 1/3                      3,479       1,164         4,732      5,791        7,568        8,140
                                                  ------------  -----------    --------   --------     --------     --------
        Total Fixed Charges                             6,777       8,153        30,931     33,463       38,639       40,536
                                                  ------------  -----------    --------   --------     --------     --------

Earnings before income taxes, extraordinary
   items and fixed charges                             23,117         860         6,513     17,025       20,581       22,682
   Less: Interest capitalized during the period                                               (192)        (847)
                                                  ------------  -----------    --------   --------     --------     --------

Earnings (loss) before income taxes, extraordinary
   items and adjusted fixed charges                    23,117         860         6,513     16,833       19,734       22,682
                                                  ------------  -----------    --------   --------     --------     --------

Ratio of earnings to fixed charges                       3.41         (A)          (A)       (A)          (A)          (A)
                                                  ------------  -----------    --------   --------     --------     --------
                                                  ------------  -----------    --------   --------     --------     --------

                                                                                         --Pro Forma--
                                                         39 Weeks Ended           --------------------------
                                                   -----------------------------              39 Weeks Ended
                                                   September 28,  September 27,    Fiscal      September 27,
                                                        1996          1997         1996            1997
                                                   -------------  ------------    ----------  ---------------
Pre-tax income (loss) before extraordinary items        $(12,485)     $(14,165)   $(5,264)        $(3,505)
                                                      ----------    ----------  ---------      ----------
Fixed charges:

   Capitalized interest
   Interest expense and amortization of deferred
       financing costs on all indebtedness                24,334        25,433     19,689          14,773
   Rentals: operating leases - 1/3                         6,083         6,524      8,140           6,524
                                                      ----------    ----------  ---------      ----------
        Total Fixed Charges                               30,417        31,957     27,829          21,297
                                                      ----------    ----------  ---------      ----------

Earnings before income taxes, extraordinary
   items and fixed charges                                17,932        17,792     22,565          17,792
   Less: Interest capitalized during the period
                                                      ----------    ----------  ---------      ----------

Earnings (loss) before income taxes, extraordinary
   items and adjusted fixed charges                       17,932        17,792     22,565          17,792

                                                      ----------    ----------  ---------      ----------
Ratio of earnings to fixed charges                      (A)           (A) (C)     (B)            (B) (C)
                                                      ----------    ----------  ---------      ----------
                                                      ----------    ----------  ---------      ----------

(A) As a result of the loss incurred in the period September 26 to December 31, 1992, fiscal years 1993, 1994, 1995, 1996 and the 39 weeks ended
     September 28, 1996 and September 27, 1997, the Company was unable to fully cover the indicated fixed charges.

(B) As a result of the loss incurred in fiscal 1996 and for the 39 weeks ended September 27, 1997 on a pro forma basis, after giving effect to the Offering as if all transactions had occurred on December 31, 1995, the Company would have been unable to fully cover the indicated fixed charges.

(C) Included in the loss before extraordinary items for the 39 weeks ended September 27, 1997 was a nonrecurring charge of $10,887 as disclosed in
     Note 11 to the Company's consolidated financial statements. If such charge had not been incurred, earnings would have been insufficient to cover fixed charges by $3,278. On a pro forma basis, after giving effect to the Offering, the ratio of earnings to fixed charges would have been 1.4.